certification

Kevin T. Callahan, President, and Brian Curley, Treasurer of the Fairway Private Equity & Venture Capital Opportunities Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                     Principal Financial Officer/Treasurer

Fairway Private Equity &                                     Fairway Private Equity &

Venture Capital Opportunities Fund                        Venture Capital Opportunities Fund

/s/Kevin T. Callahan                                          /s/ Brian Curley

Kevin T. Callahan                                               Brian Curley

Date: 6/7/2024                                                   Date: 6/7/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Fairway Private Equity & Venture Capital Opportunities Fund and will be retained by the Fairway Private Equity & Venture Capital Opportunities Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.